Consent of Independent Certified Public Accountants

                  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 3, 1998 (except for the third paragraph of Note 15, as to which the date is June 22, 1998), in Amendment No.
1 to the Registration Statement (Form S-4 No. 333-64729) and related Prospectus of Discovery Zone, Inc. for the registration of $20,000,000 13 1/2% Senior Collateralized Notes.


                                        /s/ Ernst & Young LLP

West Palm Beach, Florida
December 17, 1998